EXHIBIT 10.30

Tenancy Agreement

Party A (lessor) Kexuan Yao

Party B (Lessee) Henan Armco & Metawise Trading Co., Ltd

The two parties reached a consensus on the following provisions on an equal and voluntary basis:

1. Party A is willing to rent the apartment located at 1706/A Jincheng International Plaza No 66 Jingsan Road Zhengzhou to Party B and Party B is willing to take the apartment for use of office.

2. Payment of rentals is RMB10, 000 per month and should be paid monthly before each month.

3. Lease term is from January 1st 2015 to December 31st 2015

4. Party B should observe the law applicable and on its’ own responsibility for the business.

5. If any party fails to fulfill its obligation under the agreement set forth herein, the other party may terminate the agreement ahead of time and claim for penalty at RMB 2,000. If party B fails to make the rental payment on time, overdue payment per day would be 1% of the rental.

This agreement has two identical copies, with each party holding one; the agreement comes into effect upon signing by both parties.

Date: 2014-12-31

Party A: Kexuan Yao

Party B : Henan Armco & Metawise Trading Co., Ltd